Exhibit 10.1

Execution Version

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.

THIS NOTE AND THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (ONTARIO) OR OTHER CANADIAN SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THESE SECURITIES MAY NOT BE OFFERED, MORTGAGED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO A REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BOREALIS FOODS INC.

CONVERTIBLE PROMISSORY NOTE

Note Principal Amount: $3,000,000	Date of Note: May 29, 2026

FOR VALUE RECEIVED, Borealis Foods, Inc., an Ontario corporation (the “Company”) promises to pay to OXUS CAPITAL PTE LTD. (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of Three Million Dollars ($3,000,000), together with interest from the date of this Convertible Promissory Note (this “Note”), which shall accrue as set forth in Section 1(a) hereof. All unpaid principal, together with any then unpaid and accrued interest (the “Principal Balance”), and other amounts payable hereunder, shall be due and payable on the earlier to occur of (a) August 29, 2026 and (b) the date that Investor accelerates the Principal Balance and other obligations hereunder upon the occurrence and during the continuance of an Event of Default (the “Maturity Date”).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments; Use of Proceeds.

(a) Interest. The principal amount of the Note outstanding shall accrue interest in cash from the date of this Note at a rate of ten (10)% per annum (computed on the basis of a year of 365/366 days for the actual number of days elapsed). Accrued interest on this Note shall be due and payable upon the Maturity Date unless earlier repaid. For purposes of the Interest Act (Canada), to the extent any interest or fee payable by the Company under this Note is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time.

(b) Voluntary Prepayment. The Company may prepay this Note at any time, in whole or in part, without any premium or penalty; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

(c) Use of Proceeds. The proceeds of the loan evidenced by this Note shall be used solely to pay (i) outstanding accounts payable and other obligations of the Company owing to its vendors, (ii) fees and expenses incurred in connection with this Note and (iii) other working capital and general corporate needs of the Company; provided that, no proceeds of the loan evidenced by this Note shall be used to repay any existing Indebtedness for borrowed money of the Company, including, without limitation, any Indebtedness owing to any shareholder or secured creditor.

2. Events of Default. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), and in addition to any other rights or remedies that the Investor may have under applicable law or the provisions of this Note, the Investor may elect by written notice to the Company, to declare the Principal Balance of this Note to be, and upon such declaration this Note shall be and become, immediately due and payable. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Section 2(f) or Section 2(g), immediately and without notice, the Principal Balance of this Note on the date of such Event of Default, and all other outstanding obligations payable by the Company under this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind or any other action required on the part of the Investor, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, in addition to any other rights or remedies that the Investor may have under applicable law or the provisions of this Note. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay the Principal Balance when due in accordance with the terms hereof;

(b) Breach of Covenants. The Company shall fail to observe or perform any other covenant or obligation contained in this Note (other than those specified in Section 2(a)), in each case that has not been cured or that is incurable within 30 days of written notice by the Investor;

(c) Representations and Warranties. Any representation or warranty made by the Company in this Note shall not have been true and correct in all respects when made, or with respect to any representation and warranty that does not contain a materiality qualifier, shall not have been true and correct in all material respects when made;

(d) Other Payment Obligations. A default shall exist under any mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any Indebtedness for money borrowed of at least $500,000 (or its foreign currency equivalent) in the aggregate of the Company and any of its subsidiaries, where such default results in such Indebtedness becoming or being declared due and payable before its stated maturity;

(e) Judgments. One or more final judgments being rendered against the Company or any of its subsidiaries for the payment of at least $500,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such amount is not paid, or such judgment is not discharged or stayed, within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(f) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated or wound up, or adopt any plan of liquidation to the effect of the foregoing, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law (including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors) (a “Debtor Relief Law”) now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any Debtor Relief Law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

3. Conversion

(a) Optional Conversion.

(i) Conversion Trigger. Upon the occurrence of the Maturity Date, the Investor may elect by written notice to convert all or a portion of this Note into shares of Common Stock (as defined below) of the Company. The number of shares of Common Stock subject to conversion of this Note shall be equal to the quotient obtained by dividing (A) the outstanding Principal Balance, by (B) the Conversion Price (as defined below), rounding up to the nearest whole number of shares of Common Stock.

(ii) Conversion Procedure. The Investor shall be entitled to convert this Note into shares of Common Stock pursuant to this Section 3(a) on the date that all Required Approvals shall have been obtained in the Investor’s sole discretion (such date, the “Conversion Date”). After the occurrence of the Conversion Date, the Investor shall surrender this Note, duly endorsed (or a notice to the effect that the original Note has been lost, stolen or destroyed), at the office of the Company. The Company shall, as soon as practicable after the Conversion Date, issue and deliver to the Investor a certificate or certificates for the number of shares of fully paid and nonassessable Common Stock to which the Investor shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws and applicable Canadian securities laws) and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to the Investor for any cash amounts payable as described in Section 3(b). The conversion shall be deemed to have been made immediately on the Conversion Date, and the Person or Persons entitled to receive the shares of stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of stock as of the Conversion Date.

(iii) Conditions to Conversion. Upon conversion of this Note under this Section 3(a), the Company will deliver to the Investor (A) a certificate from a senior officer of the Company confirming that all representations and warranties of the Company set out in this Note are true and correct as of the Conversion Date with the same effect as if made on the Conversion Date and (B) an opinion of counsel satisfactory to the Investor, acting reasonably, to the effect that the shares of Common Stock issued upon conversion are duly and validly issued, fully paid and non-assessable, free from pre-emptive rights, and issued in compliance with applicable securities laws.

(b) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of Common Stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(c) Notices of Record Date. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock or any transfer of all or substantially all of the assets of Company to any other Person or any amalgamation, consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, amalgamation, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

(d) Anti-Dilution Adjustment. The Conversion Price shall be subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Common Stock (but excluding any private investment in public equity (PIPE) financing). In the event of any such share dividend, share split, combination or other similar recapitalization, the Conversion Price in effect immediately prior to such event shall be proportionately adjusted so that the Investor shall be entitled to receive, upon conversion of this Note, the number of shares of Common Stock that such Investor would have been entitled to receive immediately prior to the occurrence of such event had this Note been converted immediately prior thereto.

(e) Control Blocker. Notwithstanding anything to the contrary, the Investor shall not have the right to convert any portion of this Note to the extent that, after giving effect to such conversion, the holder together with its Affiliates and any other persons whose beneficial ownership would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 49.9% of the Company’s outstanding Common Stock.

(f) Required Approvals Covenant. The Company shall use its best efforts to obtain all Required Approvals as promptly as practicable following the date hereof, including, without limitation, calling and holding any shareholder meeting and filing any proxy materials required in connection with obtaining shareholder approval under the rules of The Nasdaq Stock Market applicable to the issuance of Common Stock upon conversion of this Note. In the event that the Required Approvals have not been obtained by the Maturity Date, the Maturity Date shall be automatically extended to the date that is five (5) Business Days following the date on which all Required Approvals have been obtained, and the Company shall continue to use its best efforts to obtain all such Required Approvals as promptly as practicable. For the avoidance of doubt, interest shall continue to accrue on the outstanding Principal Balance in accordance with Section 1(a) during any such extension period.

4. Representations and Warranties.

(a) No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Company to execute, deliver, or perform any of its obligations under this Note, other than (i) those that have been obtained or filings, notices or other actions not required to have been made, delivered or taken under this Note on or prior to the date hereof, (ii) the Required Approvals, and (iii) other actions the failure to so take or make or obtain would not reasonably be expected to have a material adverse effect.

(b) No Violations. The execution and delivery of this Note and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any law applicable to the Company or by which any of its properties or assets may be bound in any material respect or (ii) constitute an event of default under any material agreement or contract by which the Company may be bound (including, without limitation, the bylaws and other organizational documents of the Company).

(c) Enforceability. This Note is a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) Solvent. The Company is Solvent.

(e) Authorized Capital. The Company has sufficient authorized but unissued Common Stock to issue all shares of Common Stock issuable upon conversion of this Note in accordance with Section 3 hereof.

5. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Capital Stock” shall mean (a) any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, including any classes of Common Stock and preferred stock (b) any securities (including debt securities) directly or indirectly convertible into or exchangeable or exercisable for any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, (c) any rights, warrants or options directly or indirectly to subscribe for or to purchase any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, or to subscribe for or to purchase any securities (including debt securities) convertible into or exchangeable or exercisable for any capital stock or share capital of, other voting securities of, other equity, membership or other ownership interest in any Person, or (d) any share appreciation rights, phantom share rights, other rights the value of which is linked to the value of any securities or interests referred to in clauses (a) through (c) above or other similar rights.

“Common Stock” shall mean the common shares of the Company, no par value.

“Contract” shall mean any contract, commitment, agreement, instrument, obligation, undertaking or other legally binding arrangement or understanding, in each case, whether written or oral.

“Conversion Price” shall mean $1.45 per share, subject to adjustment as set forth in Section 3(d), which shall in no event be less than the Minimum Price (within the meaning of Nasdaq Listing Rule 5635(d)) as of immediately prior to execution of this Note.

“Event of Default” has the meaning given in Section 2 hereof.

“Governmental Authority” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) international, supranational, multinational, federal, state, local, municipal, foreign or other government, agency or authority or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, bureau, agency, Regulatory Authority, commission, public or private arbitrator or arbitral body, instrumentality, official, organization, unit, body or Person and any court or other tribunal).

“Indebtedness” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money (including all obligations for principal, interest, penalties, fees, expenses, breakage costs and bank overdrafts thereunder), (b) all obligations with respect to deposits or advances of any kind or for the deferred purchase price of property or services, including any earn-out obligations, (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or other claim on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person of indebtedness of others, (g) all capital lease obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptances, (i) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (j) all obligations of such Person pursuant to any deferred compensation agreements, (k) any currency swaps, forward contracts, currency or other derivative or hedging arrangements of such Person, (l) any declared but unpaid dividends, or other distributions or loans payable by such Person to its equityholders or Affiliates and (m) all other current liabilities of the Company; provided, however, that, for the avoidance of doubt, Indebtedness shall exclude any trade payables and other current liabilities arising in the Ordinary Course of Business.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.) or any other applicable Debtor Relief Law, as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Ordinary Course of Business” or “Ordinary Course” or any similar phrase shall mean the ordinary course of the Company’s business, consistent with the past practice of the Company and consistent with applicable laws.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Required Approvals” shall mean any and all approvals required under applicable law or under the organizational documents of the Company to consummate the conversion of the Capital Stock of the Company as contemplated by Section 3 of this Note, including, without limitation, (a) any approval of any Governmental Authority and (b) any shareholder, board or other approval of any governing or voting body of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to voidable transfers, fraudulent transfers and conveyances and (e) such Person is a Person who is not an “insolvent person” (as defined in the Bankruptcy and Insolvency Act (Canada)). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Tax” shall mean (a) all income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, capital, profits, license, and other withholding, employment, social security, payroll, transfer, conveyance, documentary, stamp, property, value added, customs duties, minimum taxes, estimated and any other taxes, fees, charges, levies, excises, duties or assessments of any kind whatsoever (including, for the avoidance of doubt, amounts owed in respect of any law relating to escheat or unclaimed property), together with additions to tax or additional amounts, interest and penalties relating thereto that may be imposed by the U.S. federal government or any state, local, or non-U.S. government and (b) any obligations to indemnify or otherwise assume or succeed to any of the items described in clause (a) of any other Person, including such obligation (i) arising by reason of the application of Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

6. No Set-Off. All payments by the Company under this Note shall be made without set-off or counterclaim and be without any deduction or withholding for any Taxes or fees of any nature.

7. Senior Indebtedness. The Company and the Investor agree that this Note is a general senior unsecured obligation of the Company ranking pari passu in right of payment with any existing or future unsecured Indebtedness of the Company.

8. Tax Matters. In each case for U.S. federal income tax and applicable state and local tax purposes, the Investor and the Company agree to treat this Note (i) as indebtedness of the Company, (ii) not as a contingent payment debt instrument within the meaning of Treasury Regulations Section 1.1275-4 and (iii) any conversion of this Note under Section 3 as a transaction for which no gain or loss is realized pursuant to Internal Revenue Service Revenue Ruling 72-265, and the Investor and the Company shall take no contrary position or action, unless otherwise required by a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986 or any corresponding provision of state or local law.

9. Miscellaneous

(a) Successors and Assigns; Transfer of this Note.

(i) Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) The Investor, at its option, may in person or by duly authorized attorney surrender this Note for exchange at the Company’s office, and promptly thereafter and at the Company’s expense, receive in exchange therefor one or more new Note(s), dated the date of this Note and in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the Principal Balance. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the Principal Balance and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note. The Investor may assign this Note without the prior written consent of the Company to any Person. This Note and all of the provisions hereof shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be transferred, assigned or delegated, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively, upon the written consent of the Company and the Investor.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the signature pages hereto, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) if sent by electronic mail, upon confirmation of delivery when directed to the relevant email address, (iii) when delivered personally, (iv) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (v) one business day after being deposited with an overnight courier service of recognized standing or (vi) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Maintenance of Register. The Company shall at all times keep at its address set forth in this Note a register showing (i) the name and address of each Investor for the time being of the Note; (ii) the amount (including principal and stated interest) of the Note held by such Investor(s); and (iii) the date on which the name of each registered Investor was entered in respect of the Note. Any change of name or address on the part of an Investor shall forthwith be notified by such Investor to the Company and the register shall be altered accordingly. Except as required by law, the Company will recognize the registered Investor as the owner of the Note, of the principal thereon, the interest from time to time accruing thereon and any other moneys payable in respect thereof. The register shall be available for inspection by any Investor (with respect to its own interest only) at any reasonable time and from time to time upon reasonable prior notice at the office of the Company where the register is maintained. The Note is intended to be in registered form for purposes Sections 163(f), 165(j), 871(h)(2), and 881(c)(2) and 4701 of the Code and Section 5f.103-1(c) of the U.S. Treasury Regulations, and the parties hereto shall report consistently therewith for all tax purposes.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f) Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note. Without limiting the foregoing, if any provision of this Note would oblige the Company to make any payment of interest or other amount payable to the Investor in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Investor of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by the Investor of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Investor which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i) Governing Law. This Note, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Note, the negotiation, execution or performance of this Note (including any claim or cause of action based upon, arising out of, or relating to, any representation or warranty made in or in connection with this Note or as an inducement to enter into this Note) or any of the transactions contemplated hereby or any of the transactions contemplated thereby, shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(j) Submission to Jurisdiction. Any proceeding based upon, arising out of, or relating to (i) this Note or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Note or any of the transactions contemplated hereby or any of the transactions contemplated thereby, must be brought in a court in the State of New York, and each of the parties irrevocably (A) submits to the exclusive jurisdiction of each such court in any such proceeding, (B) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum in such courts, (C) agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and (D) agrees not to bring any proceeding based upon, arising out of or relating to, this Note or any of the transactions contemplated hereby or any of the transactions contemplated thereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any proceeding brought pursuant to this Section 9(j).

(k) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, PROCEEDING OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATING TO, (I) THIS NOTE OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, PROCEEDING OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(K).

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

BOREALIS FOODS, INC.

By:	/s/ Reza Soltanzadeh
	Name:	Reza Soltanzadeh
	Title:	President & CEO

Address:

Borealis Foods Inc.
1540 Cornwall Road, Suite 104
Oakville, ON L6.1 7W5
Attention: Reza Soltanzadeh, Pouneh Rahimi
Email: rs@palmettogf.com,
prahimi@palmettogf.com

[Signature Page to Convertible Note]

ACKNOWLEDGED, ACCEPTED AND AGREED:

OXUS CAPITAL PTE LTD.

By:	/s/ Pavel Mynzhanov
	Name:	Pavel Mynzhanov
	Title:	Director

Address:

300/26 Dostyk Avenue, Almaty city,
Republic of Kazakhstan, P.O. 050020
Attention: Pavel MYNZHANOV
Email: pavel@liberumgroup.com

[Signature Page to Convertible Note]